Exhibit 99.1
Oclaro Announces First Quarter Fiscal Year 2012 Financial Results
SAN JOSE, Calif., — November 9, 2011 — Oclaro, Inc. (NASDAQ: OCLR), a tier-one provider of innovative optical communications and laser solutions, today announced the financial results for its first quarter of fiscal year 2012, which ended October 1, 2011.
“In the first quarter of fiscal 2012, Oclaro’s gross margin and adjusted EBITDA were at the higher end of our guidance ranges, despite continued soft market conditions which led to an expected sequential decline in revenues,” said Alain Couder, chairman and CEO of Oclaro. “Our results demonstrate that the company’s cost reduction initiatives are gaining traction. We are accelerating our new product momentum and intensifying our focus on our core competencies. In light of the recent Thai floods, our top priority is to restart production in Thailand in order to minimize customer impact. Many of our resources are being redeployed to support the recovery efforts in Thailand. I would like to thank the team at Fabrinet and our employees for their extraordinary efforts to recover operations as quickly as possible.”
Oclaro is also enhancing the flexibility of its business model to better serve its customers, improve its balance sheet and reduce fixed costs. As part of this effort, the company has signed a new supply agreement with Fabrinet with a term through calendar year 2013. In addition, the Company is in final negotiations to outsource its Shenzhen assembly and test operations to a major contract manufacturer. The company expects the transaction could generate $30 to $40 million in net cash proceeds to the company when the transaction closes, which the company expects to occur in the first quarter of the calendar year 2012, with additional potential consideration to be received in the future. Oclaro is also finalizing a supply agreement with this contract manufacturer with the goal of reducing product costs over time.
“Outsourcing our Shenzhen final assembly and test manufacturing to a major contract manufacturer will allow us to focus on our differentiating core competencies, strengthen our financial position, and even better serve our customers,” said Couder. “Many of our customers have a long relationship with our potential contract manufacturing partner, and as a result we would expect the transition to be seamless.”
Highlights for First Quarter Fiscal 2012:
•	Revenues were $105.8 million for the first quarter of fiscal 2012, compared to revenues of $109.2 million in the fourth quarter of fiscal 2011.

•	GAAP gross margin was 23% for the first quarter of fiscal 2012, compared to a GAAP gross margin of 23% in the fourth quarter of fiscal 2011.
•	Non-GAAP gross margin was 23% for the first quarter of fiscal 2012, compared to a non-GAAP gross margin of 23% in the fourth quarter of fiscal 2011.
•	GAAP operating loss was $10.2 million for the first quarter of fiscal 2012, compared to a GAAP operating loss of $33.6 million in the fourth quarter of fiscal 2011, which included $20 million of impairment charges following the company’s annual review of goodwill.
•	Non-GAAP operating loss was $9.6 million, or 9% of revenues, for the first quarter of fiscal 2012, compared to a non-GAAP operating loss of $9.4 million, or 9% of revenues, in the fourth quarter of fiscal 2011.
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Oclaro Announces First Quarter Fiscal Year 2012 Financial Results
•	Adjusted EBITDA was negative $4.5 million for the first quarter of fiscal 2012, compared to negative $4.7 million in the fourth quarter of fiscal 2011.

•	GAAP net loss for the first quarter of fiscal 2012 was $10.2 million, compared to a GAAP net loss of $36.7 million in the fourth quarter of fiscal 2011, which in 2011 included $20 million of impairment charges following the company’s annual review of goodwill.
•	Non-GAAP net loss for the first quarter of fiscal 2012 was $11.0 million, compared to a non-GAAP net loss of $10.0 million in the fourth quarter of fiscal 2011.
•	Cash, cash equivalents and restricted cash were $51.7 million as of October 1, 2011.
•	On July 26, 2011 the company secured an increase in its line of credit from $25 million to $45 million and extended its term through August 1, 2014. As of October 1, 2011, the amount drawn under the line was $19.5 million.
Second Quarter Fiscal 2012 Outlook
Prior to the Thailand flooding, revenues for the second quarter of the 2012 fiscal year were expected to modestly increase. Oclaro’s revenue guidance for the second quarter of fiscal 2012 below reflects the expected $25 million to $30 million in lost revenue as a result of the flooding in Thailand.
The results of Oclaro, Inc. for the second quarter of fiscal 2012, which ends December 31, 2011, are expected to be:
•	Revenues in the range of $75 million to $85 million.
•	Non-GAAP gross margin in the range of 13% to 17%.
•	Adjusted EBITDA in the range of negative $18 million to negative $13 million.
The foregoing guidance is based on current expectations, including the impact to our operations and financial conditions attributable to the flooding in Thailand. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro, Inc.’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of these risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.
Conference Call
Oclaro will hold a conference call to discuss financial results for the first quarter of fiscal 2012 today at 2:00 p.m. PT/5:00 p.m. ET. To listen to the live conference call, please dial (480) 629-9665. A replay of the conference call will be available through November 16, 2011. To access the replay, dial (858) 384-5517. The passcode for the replay is 4486381. A webcast of this call and a supplemental presentation will be available in the investor section of Oclaro’s website at www.oclaro.com.

Oclaro Announces First Quarter Fiscal Year 2012 Financial Results
About Oclaro
Oclaro, Inc. (NASDAQ: OCLR) is a tier-one provider of optical communications and laser components, modules and subsystems for a broad range of diverse markets, including telecommunications, industrial, scientific, consumer electronics, and medical. Oclaro is a global leader, dedicated to photonics innovation with cutting-edge research and development (R&D) and chip fabrication facilities in the U.K., Switzerland and Italy, and in-house and contract manufacturing sites in the U.S., Thailand and China. To support its diverse and global customer base, Oclaro maintains design, sales and service organizations in each of the major regions around the world. For more information visit www.oclaro.com.
Copyright 2011. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the U.S. and other countries. Information in this release is subject to change without notice.
Safe Harbor Statement
This press release, including the statements made by management, contain statements about management’s future expectations, plans or prospects of Oclaro, Inc. and its business, and together with the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations, and progress toward our targeted business model, including financial guidance for the fiscal quarter ending December 31, 2011 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, (ii) the potential sale of our Shenzhen assembly and test operations to a major contract manufacturer in Shenzhen and the expected proceeds to us from such transaction, and the entrance into a supply agreement in connection with such transaction, (iii) the impact to our operations and financial condition attributable to the flooding in Thailand, (iv) the impact of acquisitions on the combined entity’s financial performance, including our transformation into a tier-one supplier, (v) sources for improvement of gross margin and operating expenses, including supply chain synergies, optimizing mix of product offerings, transition to higher margin product offerings, benefits of combined R&D and sales organizations and single public company costs, including statements regarding the expectation of further synergies, (vi) opportunities to grow in adjacent markets, (vii) our organizational restructuring with the formation of two new business units focused on photonic components and networks solutions and (viii) our position with respect to our product roadmap. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “outlook,” “could,” “target,” and other words and terms of similar meaning in connection the any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including (i) the impact to our operations and financial condition attributable to the flooding in Thailand, (ii) our inability to reach final terms, enter into a definitive agreement or consummate the sale of our Shenzhen assembly and testing operations to a major contract manufacturer (and no guarantee can be provided that such transaction will occur, the supply agreement will result in the benefits that we expect or the transaction will result in us receiving $30 to $40 million of cash during the first quarter of calendar year 2012 with additional potential future amounts to be received later, (iii) the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, (v) our ability to maintain our gross margin, (iv) the effects of fluctuating product mix on our results, (vi) our ability to timely develop and commercialize new products, (vii) our ability to respond to evolving technologies and customer requirements, (viii) our dependence on a limited number of customers for a significant percentage of our revenues, (ix) our ability to effectively compete with companies that have greater name recognition, broader customer

Oclaro Announces First Quarter Fiscal Year 2012 Financial Results
relationships and substantially greater financial, technical and marketing resources than we do, (x) the future performance of Oclaro, Inc. following the closing of acquisitions, (xi) the potential inability to realize the expected benefits and synergies of acquisitions, (xii) increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, competition and pricing pressure, (xiii)the potential lack of availability of credit or opportunity for equity based financing, (xiv) the risks associated with our international operations, (xv)the outcome of tax audits or similar proceedings, (xvi) the outcome of pending litigation against the company, and (xvii) other factors described in Oclaro’s most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this announcement.
Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss and Adjusted EBITDA is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.
Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro defines “core operating performance” as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects, and non-cash compensation related to stock and options, and certain expenses related to Thailand flood, including impairment of fixed assets and inventory, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss, non-GAAP net income/loss and Adjusted EBITDA. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.
Non-GAAP Gross Margin Rate
Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options and excluding any flood related impairment of fixed assets and inventory. Oclaro evaluates its performance using non-GAAP gross margin rate to assess Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.

Oclaro Announces First Quarter Fiscal Year 2012 Financial Results
Non-GAAP Operating Income/Loss
Non-GAAP operating income/loss is calculated as operating income/loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring, acquisition and related costs, non-cash compensation related to stock and options granted to employees and directors, and certain other one-time charges and credits, and excluding any flood related impairment of fixed assets and inventory, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro evaluates its performance using, among other things, non-GAAP operating income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.
Non-GAAP Net Income/Loss
Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring, acquisition and related costs, non-cash compensation related to stock and options granted to employees and directors, net foreign currency translation gains/losses, the impact of amortization of intangible assets and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses non-GAAP net income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.
Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options and certain other one-time charges and credits, including flood related impairment of fixed assets or inventory, specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Jerry Turin	Jim Fanucchi
Chief Financial Officer	Summit IR Group Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

Oclaro Announces First Quarter Fiscal Year 2012 Financial Results
OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	October 1,	July 2,	October 2,
	2011	2011	2010

Revenues	$105,821	$109,178	$121,347
Cost of revenues	81,788	84,523	86,521

Gross profit	24,033	24,655	34,826

Operating expenses:
Research and development	17,667	18,865	13,711
Selling, general and administrative	17,534	16,718	14,813
Amortization of intangible assets	726	725	619
Restructuring, acquisition and related costs	(1,765)	1,877	670
Impairment of goodwill	—	20,000	—
(Gain) loss on sale of property and equipment	60	100	(21)

Total operating expenses	34,222	58,285	29,792

Operating income (loss)	(10,189)	(33,630)	5,034
Other income (expense):
Interest income (expense), net	(157)	(472)	(566)
Gain (loss) on foreign currency translation	1,392	(2,436)	(3,587)

Total other income (expense)	1,235	(2,908)	(4,153)

Income (loss) before income taxes	(8,954)	(36,538)	881
Income tax provision	1,222	203	525

Net income (loss)	$(10,176)	$(36,741)	$356

Net income (loss) per share:
Basic	$(0.21)	$(0.75)	$0.01
Diluted	$(0.21)	$(0.75)	$0.01
Shares used in computing net income (loss) per share:
Basic	49,448	48,811	48,115
Diluted	49,448	48,811	50,984

Stock-based compensation included in the following:
Cost of revenues	$309	$373	$310
Research and development	367	361	318
Selling, general and administrative	907	941	730

Total	$1,583	$1,675	$1,358

Oclaro Announces First Quarter Fiscal Year 2012 Financial Results
OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	October 1, 2011	July 2, 2011
ASSETS
Current assets:
Cash and cash equivalents	$51,051	$62,783
Restricted cash	631	574
Accounts receivable, net	81,219	82,868
Inventories	100,535	102,201
Prepaid expenses and other current assets	12,887	16,495

Total current assets	246,323	264,921

Property and equipment, net	69,470	69,374
Other intangible assets, net	18,919	19,698
Goodwill	10,904	10,904
Other non-current assets	13,964	10,277

Total assets	$359,580	$375,174

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,349	$66,179
Accrued expenses and other liabilities	47,111	60,703
Credit line payable	19,500	—

Total current liabilities	117,960	126,882

Deferred gain on sale-leaseback	12,345	12,920
Other long-term liabilities	6,196	6,277

Total liabilities	136,501	146,079

Stockholders’ equity:
Common stock	506	505
Additional paid-in capital	1,322,663	1,313,931
Accumulated other comprehensive income	36,157	40,730
Accumulated deficit	(1,136,247)	(1,126,071)

Total stockholders’ equity	223,079	229,095

Total liabilities and stockholders’ equity	$359,580	$375,174

Oclaro Announces First Quarter Fiscal Year 2012 Financial Results
OCLARO, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	October 1,	July 2,	October 2,
	2011	2011	2010
Reconciliation of GAAP net income (loss) to non-GAAP net income (loss) and adjusted EBITDA:
GAAP net income (loss)	$(10,176)	$(36,741)	$356
Stock-based compensation included in:
Cost of revenues	309	373	310
Research and development	367	361	318
Selling, general and administrative	907	941	730
Amortization expense	726	725	619
Restructuring, acquisition and related costs	(1,765)	1,877	670
Impairment of goodwill	—	20,000	—
(Gain) loss on foreign currency translation	(1,392)	2,436	3,587

Non-GAAP net income (loss)	(11,024)	(10,028)	6,590

Income tax provision	1,222	203	525
Depreciation expense	5,116	4,612	3,214
Interest (income) expense, net	157	472	566

Adjusted EBITDA	$(4,529)	$(4,741)	$10,895

Non-GAAP net income (loss) per share:
Basic	$(0.22)	$(0.21)	$0.14
Diluted	$(0.22)	$(0.21)	$0.13
Shares used in computing Non-GAAP net income (loss) per share:
Basic	49,448	48,811	48,115
Diluted	49,448	48,811	50,984

Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$24,033	$24,655	$34,826
Stock-based compensation in cost of revenues	309	373	310

Non-GAAP gross profit	$24,342	$25,028	$35,136

GAAP gross margin rate	22.7%	22.6%	28.7%
Non-GAAP gross margin rate	23.0%	22.9%	29.0%

Reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss):
GAAP operating income (loss)	$(10,189)	$(33,630)	$5,034
Stock-based compensation included in:
Cost of revenues	309	373	310
Research and development	367	361	318
Selling, general and administrative	907	941	730
Amortization of intangible assets	726	725	619
Restructuring, acquisition and related costs	(1,765)	1,877	670
Impairment of goodwill	—	20,000	—

Non-GAAP operating income (loss)	$(9,645)	$(9,353)	$7,681